UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 1, 2016

THE CONTAINER STORE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36161	26-0565401
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Freeport Parkway

Coppell, TX 75019

(Address of principal executive offices) (Zip Code)

(972) 538-6000

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 1, 2016, The Container Store Group, Inc. (the “Company”) held its Annual Meeting of Shareholders.  A total of 42,624,689 shares of common stock were present in person or represented by proxy at the meeting, representing approximately 89 percent of the Company’s outstanding common stock as of the June 9, 2016 record date. The following are the voting results for the proposals considered and voted upon at the meeting, both of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on June 16, 2016.

Item 1 — Election of four Class III directors for a term of office expiring at the annual meeting of shareholders in 2019 and until their respective successors have been duly elected and qualified.

NOMINEE	Votes FOR	Votes WITHHELD	Broker Non-Votes
William A. (“Kip”) Tindell	33,768,899	1,418,156	7,437,634
Timothy J. Flynn	32,850,235	2,336,820	7,437,634
Robert E. Jordan	35,060,006	127,049	7,437,634
Walter Robb	33,719,533	1,467,522	7,437,634

Item 2 — Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 1, 2017.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
42,495,065	101,737	27,887	0

Based on the foregoing votes, each of the four Class III director nominees was elected and Item 2 was approved.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CONTAINER STORE GROUP, INC.

Date: August 4, 2016	By:	/s/ Jodi L. Taylor
Jodi L. Taylor
Chief Financial and Administrative Officer

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